UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.__________)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

THE HARTFORD MUTUAL FUNDS, INC.

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(Name of Registrant as Specified in its Charter)

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(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously by written preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
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(4)	Date Filed:

THE HARTFORD INCOME ALLOCATION FUND

(a series of The Hartford Mutual Funds, Inc.)

Recently we sent you proxy material regarding the Special Meeting of Shareholders of The Hartford Income Allocation Fund (the “Fund”). The purpose of the Special Meeting is to vote on the proposed Agreement and Plan of Reorganization pursuant to which all of the assets and liabilities of the Fund will be acquired by The Hartford Total Return Bond Fund, another series of The Hartford Mutual Funds, Inc. The Special Meeting is scheduled for September 9, 2009.

The Fund’s records indicate that we have not received your vote. Your vote is very important no matter how many shares you own. In order to save additional costs of further proxy solicitation, we urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the Meeting and to avoid adjournments.

1-866-615-7868

Voting is very important for your investment and the operation of the Funds. Please vote now to be sure your vote is received in time for the September 9, 2009 Special Meeting
The Hartford Mutual Funds, Inc. has made it very easy for you to vote. Choose one of the following methods:

	•	Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (open: M-F 9:30am -9pm, Sat 10am – 6pm ET)

	•	Log on to the website listed on your proxy card, enter your control number located on your proxy card, and vote by following the on screen prompts.

	•	Call the toll-free touchtone voting number listed on your proxy card with your control number located on your proxy card and follow the touchtone prompts.

	•	Mail in your signed proxy card in the envelope provided.

Voting takes only a few minutes.
PLEASE VOTE TODAY